AGREEMENT

AGREEMENT, dated as of May 19, 2005, as revised on September 25, 2006, between the NORTHERN LIGHTS FUND TRUST (the “Trust”), a statutory trust organized and existing under the laws of the State of Delaware having its principal office and place of business at 450 Wireless Boulevard, Hauppauge, New York 11788, and The Bank of New York, a New York corporaton authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth the Trust and Custodian agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.

“Administrator” shall mean Gemini Fund Services, LLC and its successors or permitted assigns, in its role as custody administrator (see Appendix IV).

2.

“Authorized Person” shall be any person, whether or not an officer or employee of the Trust and including officers or employees of the Administrator, duly authorized by the Trust’s board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

3.

“BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

4.

“Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

5.

“Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

6.

“Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Trust by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

7.

“Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

8.

“Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

9.

“Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

10.

“Instructions” shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission lines.

11.

“Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

12.

“Series” shall mean the various portfolios, if any, of the Trust listed on Schedule II hereto, and if none are listed references to Series shall be references to the Trust.

13.

“Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

14.

“Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Trust from time to time, and their respective successors and nominees.

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES, AND COVENANTS

1.

(a)

The Trust hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees.  Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein.  Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series.  Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the Trust.

Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Trust and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as the Trust may specify in a Certificate or Instructions.

Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Trust and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Trust may specify in a Certificate or Instructions.

2.

The Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Trust, that:

It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

This Agreement has been duly authorized, executed and delivered by the Trust, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Trust;

Its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the “‘40 Act”), has determined that use of each Subcustodian (including any Replacement Custodian) and each Depository which Custodian or any Subcustodian is authorized to utilize in accordance with Section 1(a) of Article III hereof, satisfies the applicable requirements of the ‘40 Act and Rules 17f-4 or 17f-5 thereunder, as the case may be;

The Trust or its investment advisers have determined, based in part on its review of the risks analysis provided by Custodian as described in Article III 1.(c) hereof, that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the ‘40 Act;

It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Trust, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized,  and may be acted upon as given;

It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the ‘40 Act and in compliance with the Statement of Additional Information;

Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the ‘40 Act;

It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

3.

The Trust hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Trust borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

ARTICLE III
CUSTODY AND RELATED SERVICES

1.

(a)

Subject to the terms hereof, the Trust hereby authorizes Custodian to hold any Securities received by it from time to time for the Trust’s account.  Custodian shall be entitled to utilize Depositories, Subcustodians, and, subject to subsection(c) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder.  Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity.  Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians.  Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate.  Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers.  Custodian shall identify on its books and records the Securities and cash belonging to the Trust, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians.  Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired.  Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”).  In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Trust’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the ‘40 Act and Rule 17f-5 thereunder.

Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Trust by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Trust with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Trust of any material change in such risks.  The Trust acknowledges and agrees that such analysis and monitoring shall, but only to the extent consistent with Rule 17f-7 under the ’40 Act, be made on the basis of, and limited by, information gathered from Subcustodians, from trade associations of which Custodian is a member and through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.  As used herein the term “Country Risks” shall mean with respect to any Foreign Depository:  (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

In the event that Custodian believes that a depository institution has ceased to be an Eligible Securities Depository, Custodian shall promptly notify the Trust and shall act in accordance with instructions of the Trust with respect to the disposition of any assets of the Trust held by such depository institution.

2.

Custodian shall furnish the Trust and the Administrator with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

3.

With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

Receive all income and other payments and advise the Trust as promptly as practicable of any such amounts due but not paid;

Present for payment and receive the amount paid upon all Securities which may mature and advise the Trust as promptly as practicable of any such amounts due but not paid;

Forward to the Trust copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

Endorse for collection checks, drafts or other negotiable instruments.

4.

(a)

Custodian shall notify the Trust of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Trust.

Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Trust or provide for discretionary action or alternative courses of action by the Trust, the Trust shall be responsible for making any decisions relating thereto and for directing Custodian to act.  In order for Custodian to act, it must receive the Trust’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Trust).  Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

5.

All voting rights with respect to Securities, however registered, shall be exercised by the Trust or its designee.  For Securities issued in the United States, Custodian’s only duty shall be to mail to the Trust any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights.  With respect to Securities issued outside of the United States, Custodian’s only duty shall be to provide the Trust with access to a provider of global proxy services at the Trust’s request.  The Trust shall be responsible for all costs associated with its use of such services.

6.

Custodian shall promptly advise the Trust upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class.  If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Trust has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7.

Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8.

The Trust shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Trust or any transaction related thereto.  The Trust shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust (including any payment of Tax required by reason of an earlier failure to withhold).  Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security.  In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Trust, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Trust of the additional amount of cash (in the appropriate currency) required, and the Trust shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein.  In the event that Custodian reasonably believes that Trust is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Trust under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Trust all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Trust to Custodian hereunder.  The Trust hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Trust, its successors and assigns notwithstanding the termination of this Agreement.

9.

(a)

For the purpose of settling Securities and foreign exchange transactions, the Trust shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction.  Custodian shall provide the Trust with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories.  Such funds shall be in U.S. dollars or such other currency as the Trust may specify to Custodian.

Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels.  The Trust may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Trust.  The Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information.  Custodian will, upon request, provide Trust with the names of vendors and the services that they are being utilized for.  The Trust understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith.  Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

10.

Custodian shall promptly send to the Trust (a) any reports it receives from a Depository on such Depository’s system of internal accounting control, and (b) such reports on its own system of internal accounting control as the Trust may reasonably request from time to time.

11.

Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Trust to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV
PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT

1.

Promptly after each purchase or sale of Securities by the Trust, the Trust shall deliver or cause the Administrator to deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale.  Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2.

The Trust understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefore may not be completed simultaneously.  Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefore (or agent) against receipt with the expectation of receiving later payment for such Securities.  The Trust assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

3.

Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Trust, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefore.  All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received.  Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
OVERDRAFTS OR INDEBTEDNESS

1.

If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Trust is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Trust’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Trust for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time.  In addition, the Trust hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf.  The Trust authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series’ credit on Custodian’s books.

2.

If the Trust borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Trust shall deliver to Custodian a Certificate specifying with respect to each such borrowing:  (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Trust on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the ‘40 Act and the Trust’s prospectus.  Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate.   Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement.  Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section.  The Trust shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it.   In the event that the Trust fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

ARTICLE VI
SALE AND REDEMPTION OF SHARES

1.

Whenever the Trust shall sell any shares issued by the Trust (“Shares”) it shall deliver or cause the Administrator to deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

2.

Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

3.

Except as provided hereinafter, whenever the Trust desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares.  Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.

4.

Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Trust, Custodian, unless otherwise instructed by a Certificate or Instructions, shall, upon presentment of such check, charge the amount thereof against the money held in the Account of the Series of the Shares being redeemed, provided, that if the Trust or its agent timely advises Custodian that such check is not to be honored, Custodian shall return such check unpaid.

ARTICLE VII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1.

Whenever the Trust shall determine to pay a dividend or distribution on Shares it shall furnish or cause the Administrator to furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

2.

Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Trust specified therein.

ARTICLE VIII
CONCERNING CUSTODIAN

1.

(a)

Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Trust, except those Losses arising out of Custodian’s own negligence or willful misconduct.  Custodian shall have no liability whatsoever for the action or inaction of any Depositories, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, of any Foreign Depositories.  With respect to any Losses incurred by the Trust as a result of the acts or any failures to act by any Subcustodian, Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to the Trust shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian).  In no event shall Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall BNY or any Subcustodian be liable:  (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Trust, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; or (viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Trust, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

The Trust agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Trust; provided however, that the Trust shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence or willful misconduct.  This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement.

2.

Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

Any Losses incurred by the Trust or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

The validity of the issue of any Securities purchased, sold, or written by or for the Trust, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefore;

The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefore;

The legality of the declaration or payment of any dividend or distribution by the Trust;

The legality of any borrowing by the Trust;

The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Trust against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Trust.  In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Trust are lent makes payment to it of any dividends or interest which are payable to or for the account of the Trust during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Trust in the event that such dividends or interest are not paid and received when due;

The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Trust; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Trust of any variation margin payment or similar payment which the Trust may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Trust is entitled to receive, or to notify the Trust of Custodian’s receipt or non-receipt of any such payment; or

Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Trust and specifically allocated to a Series are such as properly may be held by the Trust or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Trust, whether or not involving Custodian, are such transactions as may properly be engaged in by the Trust.

3.

Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

4.

Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5.

Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6.

Custodian shall be entitled to receive and the Trust agrees to pay to Custodian all reasonable out-of-pocket expenses and such compensation as referenced in Appendix II between Custodian and the Trust.  The Trust represents that the Administrator has agreed to pay such compensation and expenses promptly upon receipt of statements therefore, and hereby directs Custodian to (i) send all statements for compensation to its attention care of Gemini Fund Services, LLC at the following address: 450 Wireless Boulevard, Hauppauge, New York 11788 (with a duplicate copy to the Trust at the address in Article X 3.), and (ii) accept all payments made by the Administrator Trust/Plan in the Trust’s name as if such payments were made directly by the Trust.  Should the Administrator fail to pay or remit such compensation that is not in dispute to Custodian, Custodian will be entitled to debit the Custody Account directly for such compensation.  The Custodian may charge such compensation and any expenses with respect to a Series incurred by Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series.  Unless and until the Trust or the Administrator instructs Custodian by a Certificate to apportion any loss, damage, liability or expense among the Series in a specified manner, Custodian shall also be entitled to charge against any money held by it for the account of a Series such Series’ pro rata share (based on such Series net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.  The expenses for which Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Trust.

7.

Custodian has the right to debit any cash account for any amount payable by the Trust in connection with any and all obligations of the Trust to Custodian.  In addition to the rights of Custodian under applicable law and other agreements, at any time when the Trust shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Trust to retain or set-off, against such obligations of the Trust, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Trust, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Trust in any currency or Composite Currency Unit.  Any such asset of, or obligation to, the Trust may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

8.

The Trust agrees to forward or cause the Administrator to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian.  The Trust agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.  If the Trust elects to transmit Instructions through an on-line communications system offered by Custodian, the Trust’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

9.

The books and records pertaining to the Trust which are in possession of Custodian shall be the property of the Trust.  Such books and records shall be prepared and maintained as required by the ‘40 Act and the rules thereunder.  The Trust, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Custodian to the Trust or its authorized representative.  Upon the reasonable request of the Trust, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

10.

It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.  The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Trust may reasonably request from time to time.  The Custodian shall furnish annually to the Trust its SAS 70 Report or a letter prepared by the Custodian’s accountants with respect to the Custodian’s internal systems and controls in the form generally provided by the Custodian to other investment companies for which the Custodian acts as custodian.

11.

Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE IX
TERMINATION

1.

Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice.  In the event such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the board of the Trust, certified by the President, Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians.  In the event such notice is given by Custodian, the Trust shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Trust, certified by the President, Secretary or any Assistant Secretary, designating a successor custodian or custodians.  In the absence of such designation by the Trust, Custodian may designate a successor custodian, which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.  Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Trust and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2.

If a successor custodian is not designated by the Trust or Custodian in accordance with the preceding Section, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Trust) and money then owned by the Trust be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.

ARTICLE X
MISCELLANEOUS

1.

The Trust agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

2.

Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

3.

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and received by it at its offices at 450 Wireless Boulevard, Hauppauge New York 11788, or at such other place as the Trust or the Administrator may from time to time designate in writing.

4.

In the event Custodian is advised by the Trust that the Trust is no longer utilizing the services of the Administrator, then Custodian shall furnish or give to the Trust, or such other administrator as the Trust may designate in writing to the Custodian, the statements or notices described above as to be furnished or given to the Administrator.

5.

Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

6.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Trust and any amendment to Appendix I hereto need be signed only by Custodian.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

7.

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The Trust and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The Trust and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

8.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9.

The execution of this Agreement is authorized by the Trustees of the Trust, not individually, but in their capacity as Trustees under the Declaration of Trust made January 19, 2005. None of the Shareholders, Trustees, officers, employees, or agents of the Trust shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Trust and, if the obligation or claim relates to the property held by the Trust for the benefit of one or more but fewer than all Series, then only to the property held for the benefit of the affected Series.  The foregoing provisions of these paragraphs shall not affect nor limit the rights of the Custodian under Article V hereof.

IN WITNESS WHEREOF, the Trust and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

NORTHERN LIGHTS FUND TRUST

By:

/s/ Andrew Rogers

Andrew Rogers

Title:

President

THE BANK OF NEW YORK

By:

/s/ Bruce Baumann

Bruce Baumann

Title:

Vice President

GEMINI FUND SERVICES, LLC

By:

/s/ Emile Molineaux

Emile Molineaux

Title: Senior Vice President